UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2009

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas NV  89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 914-7250

501 Santa Monica Blvd., Suite700 Santa Monica, CA 90401

(Former name or former address, if changed since last report)

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Copies to:

Donald G. Davis, Esq.

Law Offices of Davis & Associates, Inc.

PO Box 12009

Marina Del Rey, CA 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

Explanatory Note: This amendment is being filed to clarify the disclosure in Item 1.01 and to add an exhibit. The other portions of the Form 8-K remain in effect, and have not been included in this amendment.

Registrant executed a Preferred Stock Purchase Agreement on July 2, 2009, with Optimus Capital Partners, LLC, an unaffiliated investment fund (the “Fund”), pursuant to which it has secured a $7.5 million capital commitment which may be drawn down in increments through the “put” to the Fund of newly issued Series A Preferred Stock, subject to meeting certain conditions.

Up to 750 shares of Series A Preferred stock, par value $0.0001, may be “put” to the Fund at a purchase price of $10,000 per share over a period of time. The Series A Preferred stock accrues dividends at the rate of 10% be annum, precludes other dividends until it is paid, and has a liquidation preference equal to $10,000 plus all accrued but unpaid dividends. The Series A Preferred is redeemable after four years at a redemption price of equal to $10,000 plus all accrued but unpaid dividends (or earlier if certain additional premiums are paid). The Series A Preferred Stock will not be publicly traded.

As part of this transaction, the registrant issued the Fund a warrant to purchase 1,446,428,571 shares of common stock at $0.007 per share. The warrant will become exercisable based on the amount of Series E Preferred Stock that the registrant sells; and the number of shares of stock subject to the warrant and the purchase price of those shares will be adjusted based on the market prices for the shares of common stock at the time we sell shares of Series E Preferred Stock.

Item 9.01

Financial Statements and Exhibits

4(i)

Preferred Stock Purchase Agreement (up to $7,500,000 in Series A Preferred Stock)*

4(ii)

“Proposed” Articles of Amendment to the Articles of Incorporation, to create the rights and preferences of the aforesaid Series A Preferred Stock.*

4(iii)

Form of Warrant to Purchase Common Stock (exercisable proportionally as Series A Preferred Stock is issued and sold)

4(iv)

Form of Secured Promissory Note (to be issued and delivered in payment of the exercise price for warrant shares)*

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*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler, Chief Executive Officer

Date:  October 29, 2009